Exhibit 10.17

SECURITY AGREEMENT

This SECURITY AGREEMENT (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of [                , 2017], by and between MDR GREENSBORO HI TRS, LLC, a Delaware limited liability company, having an address at [                                                                                        ] (together with its respective permitted successors and assigns, collectively "Debtor" and/or "Tenant'), and BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 9 West 57th Street, Suite 4920, New York, New York 10019, Attention: Micah Goodman, General Counsel (together with its successors and/or assigns and any servicer, "Secured Party").

WITNESSETH:

A. Pursuant to the Loan Agreement dated as of the date hereof (as amended, modified, supplemented, restated or replaced from time to time, the "Loan Agreement"), among Secured Party, PMI Greensboro, LLC, a Delaware limited liability company ("TIC Borrower 1"), and MDR Greensboro, LLC, a Delaware limited liability company ("TIC Borrower 2" and, together with TIC Borrower 1 and their respective permitted successors and assigns, "Borrower"), Secured Party has agreed to provide financing to Borrower secured by a Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing dated as of the date hereof (as amended, modified, supplemented, restated or replaced from time to time, the "Security Instrument"), on certain real property owned by Borrower and commonly known as the Hilton Inn Greensboro and more particularly described on Exhibit A attached to the Security Instrument (the "Property") (capitalized terms used herein and not herein defined shall have the meanings assigned to such terms in the Loan Agreement);

B. Borrower leased the Property to Tenant pursuant to that certain Lease Agreement between Borrower and Tenant dated of even date herewith (as the same may be amended, supplemented or modified from time to time, the "Lease");

C. Tenant operates a hotel on the Property (the "Hotel”) and Marshall Hotels and Resorts, Inc., a Maryland corporation ("Manager"), manages the Hotel pursuant to that certain Management Agreement by ad between Tenant and Manager dated as of the date hereof (the "Management Agreement ");

D. Pursuant to certain of the Loan Documents, Borrower, Tenant and Manager have agreed to deposit all Rents in the Clearing Account as and when required by the terms of the Loan Documents;

E. Debtor hereby acknowledges and agrees that Secured Party is unwilling to make the Loan to Borrower unless Debtor grants Secured Party the security interests described herein and Debtor will benefit from Secured Party making the Loan to Borrower.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Grant.

To secure the payment, performance and observance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in all of the Collateral (as defined and described below) (the ("Security Interest"). The Security Interest attaches immediately upon the execution hereof, or, as to any after-acquired Collateral, as soon as Debtor acquires rights therein.

2.          Description of Collateral

All fixtures and personal property of any kind whatsoever now owned or hereafter acquired by Debtor, whether tangible or intangible, which are or will be placed upon, derived from, or used in any connection with the Property and the improvements thereon (the "Improvements"). The foregoing property shall include all Accounts, Chattel Paper, Cash Proceeds, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights, Noncash Proceeds, Software, Supporting Obligations and Tangible Chattel Paper (as those terms are defined in the UCC (as defined below)), including specifically and without limitation all furniture, furnishings, goods, supplies, office equipment, office machines, office furnishings, fixtures, machines, plans and specifications, books and records, contracts and contract rights, licenses (including, without limitation, any alcoholic beverage license) causes of action, claims, condemnation proceeds, profits, concessions, fees, leases and lease guaranties, rents, security deposits, utility deposits, utility contracts, maintenance contracts and agreements, management contracts, service contracts, negotiable instruments, instruments, letters of credit, policies and proceeds of insurance, cash bank accounts, and refunds for taxes or premiums of any insurance, equipment, fixtures, furnishings, inventory and supplies, landscaping equipment, tools and supplies, mowers, sprinkler and irrigation systems, facilities and equipment, accounts receivable and any Rents, including, without limitation any payments from users of the Hotel and all other revenue arising from the operation of the Hotel including, without limitation, income and revenues from guest rooms, food and beverages, banquets, telephone services laundry, vending, television, movies, meetings, and such other activities related to the ownership, operation or management of the Hotel all of which shall, to the extent provided in the Loan Agreement, be deposited in the Clearing Account. All of the foregoing property is collectively referred to herein as the "Collateral."

With respect to the defined terms in this Section 2, "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

For the balance of this Agreement, "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Delaware; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any of the Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

3.          Security for Obligations

This Agreement secures the payment and performance of the Obligations.

4.          Debtor Remains Liable

Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (c) Secured Party shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (d) Secured Party shall not have any liability in contract or tort for Debtor's acts or omissions.

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5.          Representations and Warranties

Debtor represents and warrants as follows:

a.           Location of Equipment. Inventory and Fixtures. All of the Equipment, Inventory and Fixtures are located at the Property. All hereafter acquired or arising Equipment, Inventory or Fixtures will be located at the Property.

b.           State of Organization. Debtor was organized and remains organized solely under the laws of the state identified in the first paragraph of this Agreement.

c.           Ownership of Collateral; Bailees. Debtor owns the Collateral, and will own all after-acquired Collateral, free and clear of any lien other than Permitted Encumbrances. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office and none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. No other Person has Control (as defined below) of any of the Collateral. As used herein "Control' shall mean the manner in which "control" is achieved under the UCC with respect to that particular item of Collateral.

d.           Office Locations; Fictitious Names. The mailing address, chief place of business, chief executive office and office where Debtor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property is located at the place specified on Schedule I. Debtor has no place of business except those separately set forth on Schedule I. Debtor does not do business and has not done business during the past five years under any trade name or fictitious business name.

e.           Perfection. This Agreement and all necessary UCC filings (provided Secured Party properly records such UCC filings) together create a valid, perfected, first priority (except as provided in the UCC) security interest in the Collateral (other than Deposit Accounts for which there is no control agreement), securing the payment of the Obligations, and all filings (other than continuation statements), registrations, recordings and other actions necessary or desirable to create, perfect and protect such security interests have been duly taken (other than Deposit Accounts for which there is no control agreement), and such security interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.

f.            Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other person is required either (a) for the grant by Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (b) the perfection of the Security Interests granted hereby and pursuant to any other Loan Documents, (except for the filing UCC financing statements with the appropriate jurisdiction); or (c) the exercise by Secured Party of its rights and remedies hereunder.

g.           Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the Account Debtor (as defined in the UCC) obligated to pay the same. No Account Debtor has any defense, set-off, claim or counterclaim against Debtor that can be asserted against Secured Party, whether in any proceeding to enforce Secured Party's rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. No Account is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument.

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h.           Chattel Paper. As of the date hereof, Debtor does not hold Chattel Paper in the ordinary course of its business conducted at the Property.

i.            Commercial Tort Claims. As of the date hereof, Debtor does not own any Commercial Tort Claims with respect to the Property.

j.            Inventory. Except for the rights of Franchisor, no Inventory is subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts Debtor's ability to sell the Inventory.

6.          Further Assurance; Covenants.

a.           Other Documents and Actions. Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to create, perfect and protect the Security Interests or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (a) authorize the filing of financing or continuation statements, or amendments thereto, and execute and/or authorize the filing of such other instruments, documents or notices, as Secured Party may reasonably request, in order to create, perfect and protect the Security Interests; (b) at any reasonable time, upon demand by Secured Party, allow inspection of the Collateral by Secured Party or Persons designated by Secured Party and allow Secured Party to examine and make copies of the records of Debtor related thereto, and to discuss the Collateral and the records of Debtor with respect thereto with, and to be advised as to the same by, Debtor's officers and employees and, after the occurrence and during the continuance of an Event of Default, with any other Person which is or may be obligated with respect to any Collateral; and (c) upon Secured Party's reasonable request, appear in and defend any action or proceeding that may affect Debtor's title to or Secured Party's security interest in the Collateral.

b.           Secured Party Authorized. Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of Debtor.

c.           Corporate or Name Change. Debtor will give Secured Party at least thirty (30) days prior written notice of any change in Debtor's jurisdiction of organization, name, identity, mailing address, jurisdiction of organization or corporate structure. With respect to any such change, Debtor will execute such instruments, documents and notices and take such actions as Secured Party reasonably deems necessary or desirable to create, perfect and protect the Security Interests.

d.           Business Locations. Subject to the next sentence, Debtor will keep the Collateral (other than Collateral in the possession of Secured Party and cash on deposit in the Clearing Account) at the Property. Debtor will give Secured Party at least thirty (30) days prior written notice of any change in Debtor's principal place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Debtor will execute such instruments, documents and notices and take such actions as Secured Party deems necessary to create, perfect and protect the Security Interests.

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e.           Bailees. No Collateral shall at any time be in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors without Secured Party's prior written consent. Debtor shall, upon the request of Secured Party, notify any such warehouseman, bailee, agent or processor of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for Secured Party's account subject to Secured Party's instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Secured Party's benefit. To the extent a Document is issued with respect to any Collateral in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors, such Document shall be delivered to Secured Party.

f.            Accounts. Collection of Accounts and distribution of such proceeds shall, at all times, be conducted in accordance with Article 8 of the Loan Agreement.

g.           General Intangibles. Debtor shall use all commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Secured Party to exercise remedies hereunder and under the other Loan Documents during the continuance of an Event of Default with respect to any of Debtor's rights under any General Intangibles, including Debtor's rights as a licensee of computer software.

h.           Protection of Collateral. Debtor will do nothing to impair the rights of Secured Party .in the Collateral. Debtor will at all times keep the Collateral insured in favor of the Secured Party in compliance with the requirements of the Loan Documents. Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Debtor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Debtor.

i.            Taxes and Claims. Debtor will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral; provided that no such tax, assessment or charge need be paid if Debtor is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor has established such reserve or other appropriate provision if any as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of any of the Collateral or the use thereof.

j.           Collateral Description. Debtor will furnish to Secured Party, from time to time upon request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail. Debtor will, promptly upon request, provide to Secured Party all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Secured Party to enforce the provisions of this Agreement.

k.          Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral.

l.           Federal Claims. Debtor shall notify Secured Party of any Collateral which, to its best knowledge, constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Secured Party, Debtor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws.

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7.          Remedies

If any event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, under the Loan Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at any place or places designated by Secured Party, in which event Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Secured Party and there delivered to Secured Party, (B) store and keep any Collateral so delivered to Secured Party at such place or places pending further action by Secured Party, and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in the Clearing Account, Cash Management Account and/or Reserve Accounts and apply such monies in accordance with the Loan Agreement; and (iii) without notice, except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.

Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Secured Party and Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Debtor is entitled to an accounting of the Obligations and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Secured Party. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and shall have no obligation to provide any warranties at such time. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

Upon the occurrence and during the continuance of an Event of Default, Secured Party or its agents or attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by agents or attorneys, (i) to enter upon, occupy and use the Property until the Obligations are paid in full without any obligation to pay rent, to render the Collateral useable or saleable and to remove the Collateral or any part thereof therefrom to the premises of Secured Party or any agent or bailee of Secured Party for such time as Secured Party may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of Debtor; (ii) to take possession of Debtor's original books and records with respect to the operation of the Property, to obtain access to Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Secured Party deems appropriate.

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Debtor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to Secured Party and that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of Debtor contained in this Agreement, that the covenants of Debtor contained herein shall be specifically enforceable against Debtor.

8.          Assigned Contracts

If an Event of Default shall have occurred and be continuing, Debtor hereby irrevocably authorizes and empowers Secured Party, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of Debtor, any claims Debtor may have, from time to time, against any other party to any contract relating to the Hotel or the operation thereof or to otherwise exercise any right or remedy of Debtor under any such contract (including without limitation, the right to enforce directly against any party to any such contract, all of Debtor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Debtor thereunder).

9.          Limitation on Duty of Secured Party with Respect to Collateral

Beyond the safe custody thereof, Secured Party shall have no duties concerning the custody and preservation of any Collateral in its possession or control (or in the possession of any Secured Party or bailee) or with respect to any income thereon, other than to account for the same, or the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other Secured Party or bailee selected by Secured Party in good faith.

10.         Application of Proceeds

Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Clearing Account, Cash Management Account and/or Reserve Accounts shall be applied to the Obligations subject to and in accordance with the Loan Agreement.

11.         Expenses

Debtor shall pay all costs, fees and expenses of Secured Party (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) perfecting, maintaining and enforcing the Security Interests, and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral. Debtor shall also pay any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral as may be required under the terms of the Loan Agreement, or with respect to the sale or other disposition thereof.

12.         Termination of Security Interests; Release of Collateral

Upon satisfaction and performance of all Obligations under the Loan Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interests or release of any Collateral, Secured Party will, at Debtor's expense, file termination statements (or authorize Debtor to do so) terminating all financing statements filed naming Secured Party as secured party and covering the Collateral, and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

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13.         Notices

Notices to Tenant should be sent to the address first above and notices to Secured Party should be sent to the address first above written or, in each case, to such other address as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices shall be given and deemed received in accordance with Section 15.5 of the Loan Agreement.

14.         Successors and Assigns

This Agreement is for the benefit of Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Agreement shall be binding on Debtor and its successors and assigns; provided that Debtor may not delegate its obligations under this Agreement without Secured Party's prior written consent.

15.         Changes in Writing

No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Debtor and Secured Party.

16.         Applicable Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

13.         Headings

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

14.         Survival

All representations and warranties of Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned Debtor has executed this Security Agreement the day and year first written above.

TENANT:

MDR GREENSBORO HI TRS, LLC,
a Delaware limited liability company

By:	Medalist Diversified Holdings, L.P. a Delaware limited partnership
Its: Manager and member

By:	Medalist Diversified REIT, Inc.
Maryland corporation
Its: General Partner

By:	/s/ William R. Elliot
Name:	William R. Elliot
Its:	Co-President

[signature page to Hampton Inn Greensboro Tenant Security Agreement]

[OFFICIAL SEAL]

STATE OF VIRGINIA

CITY OF RICHMOND

. I

I, Laura C. Bunton, a Notary Public of Richmond City, Virginia, do hereby certify that William R. Elliott, Co-President of MEDALIST DIVERSIFIED REIT, INC., a Maryland corporation, general partner of MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership, manager and member of MDR GREENSBORO HI TRS, LLC, a Delaware limited liability company, personally came before me this day and acknowledged that he, as Co-President, being authorized to do so, executed the foregoing on behalf of MEDALIST DIVERSIFIED REIT, INC., general partner of MEDALIST DIVERSIFIED REIT, INC., manager and member of MDR GREENSBORO HI TRS, LLC.

Witness my hand and official seal this the 27th day of October 2017.

/s/Laura Bunton
Notary Public
Print Name: Laura C. Bunton

My Commission expires: 11/30/20

[OFFICIAL SEAL]

[Signatures continue on next page]

[signature page to Hampton Inn Greensboro Tenant Security Agreement]

IN WITNESS WHEREOF, the undersigned Debtor has executed this Security Agreement the day and year first written above.

TENANT:

[SIGNATURE PAGES TO BE CIRCULATED FOR REVIEW SEPARATELY AND ATTACHED AT CLOSING]

STATE SPECIFIC NOTARY BLOCK TO BE INSERTED

SECURED PARTY:

[SIGNATURE PAGES TO BE CIRCULATED FOR REVIEW SEPARATELY AND ATTACHED AT CLOSING]

STATE SPECIFIC NOTARY BLOCK TO BE INSERTED

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SCHEDULE I

Chief Executive Office, Locations of Books and
Records, Equipment, Inventory and Fixtures